U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2017 (April 3, 2017)

ZZLL INFORMATION TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-134991	37-1847396
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

Room 1307, 13/F. Wellborne Commercial Centre,

8 Java Road, North Point, Hong Kong

(852) 3705 1571

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 -DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment of Tsz Fung Philip Lo as Chief Financial Officer

On April 1, 2017, Tsz Fung Philip Lo (“Mr. Lo”) was appointed to serve as a Chief Financial Officer of ZZLL Information Technology, Inc. (the “Company”) to serve until the next annual meeting or until his successor is duly appointed. On April 3, 2017, Mr. Lo accepted such appointment.

The biography for Mr. Lo is set forth below:

Mr. Tsz Fung Philip LO, 50 - Mr. LO graduated from the University of Wollongong, NSW Australia in 1992 with a Bachelor of Commerce degree. Mr. Lo is currently an Independent Non-Executive Director of Styland Holding Limited since April 2009, a company listed on Hong Kong Stock Exchange Main Board (Stock Code: 211); an independent director of Dragon Jade International Limited since Sept 2012, a company listed on OTCQB in the United States; and the Chief Financial Officer of China Keli Electric Company Ltd. since August 2015, a company listed on TSX-Venture Canada (ZKL). He was an independent non-executive director of QKL Stores, Inc. from Sept 2011 to May 2016, a company listed on NASDAQ (QKLS), and the Chief Financial Officer of USmart Mobile Device Inc. from August 2013 to Dec 2014, a company listed on OTCQB in the United States.

Mr. Lo is currently a member of the Certified Public Accountants of Australia and a certified public accountant of the Hong Kong Institute of Certified Public Accountants. Mr. Lo had several public service positions. He was a member of the standing committee of the Guangzhou Liwan District Committee of CPPCC from 2005 to 2007; a member of the standing committee of the Guangzhou Fan Cun District Committee of CPPCC from 2003 to 2005; and also the vice president of the Council of Guangzhou Association of Enterprises with Foreign Investment in 2003.

 Family Relationships

Mr. Lo is not related to any Officer or Director of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZZLL INFORMATION TECHNOLOGY, INC.
Date: April 5, 2017	By: /s/ Sean Webster
Sean Webster
President

2